Rule 424 (b) (3)
File No: 333-11762

Exhibit A to Deposit Agreement
No.
GLOBAL DEPOSITARY SHARES
(Each Global Depositary Share shall
represent five (5) deposited Shares)
Overstamp:  Effective July 21, 2006, each
two (2) Global Depositary Shares
respresent one (1) deposited share
THE BANK OF NEW YORK
GLOBAL DEPOSITARY RECEIPT
FOR COMMON SHARES (ACOES
ORDINARIAS)
WITHOUT PAR VALUE OF
ROSSI RESIDENCIAL S.A.
(INCORPORATED UNDER THE LAWS
OF BRAZIL)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or
registered assigns IS THE OWNER OF

GLOBAL DEPOSITARY SHARES
representing deposited common shares
(acoes ordinarias) (herein called Shares) of
ROSSI RESIDENCIAL S.A., incorporated
under the laws of Brazil (herein called the
Company).  At the date hereof, each Global
Depositary Share shall represent five (5)
Shares which are either deposited or subject
to deposit under the deposit agreement at the
Brazil office of Banco Itau S.A. (herein
called the Custodian).  The Depositarys
Corporate Trust Office is located at a
different address than its principal executive
office. Its Corporate Trust Office is located
at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is
located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This Global Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated  deposit agreement, dated as of
April 21, 2000 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Holders and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Holders
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender of a Receipt at the
Corporate Trust Office of the Depositary of
a Receipt for the purpose of withdrawal of
the Deposited Securities represented
thereby, and upon receipt of payment of all
fees, including the charges of the Depositary
for the making of withdrawals and
cancellation of Receipts (as set forth in
Section 5.10  of the Deposit Agreement),
governmental charges and taxes payable in
connection with such surrender and
withdrawal, written instructions of the
Holder and subject to the terms and
conditions of the Deposit Agreement, the
Holder of such Receipt acting for itself or on
behalf of the Beneficial Owner, as the case
may be, shall be entitled to delivery, to him
or upon his order, of the amount of
Deposited Securities at the time represented
by the GDSs evidenced by such Receipt.
Such delivery of Deposited Securities shall
be made, as hereinafter provided, without
unreasonable delay. A Receipt surrendered
or written instructions received for such
purpose may be required by the Depositary
to be properly endorsed in blank or
accompanied by properly executed
instruments of transfer in blank, and if the
Depositary so requires, the Holder thereof
shall execute and deliver to the Depositary a
written order directing the Depositary to
cause such Deposited Securities being
withdrawn to be delivered to or upon the
written order of a person or persons
designated in such order.  Thereupon, the
Depositary shall direct the Custodian to
deliver at the principal office of such
Custodian subject to Sections 2.6, 3.1 and
3.2 and to the other terms and conditions of
the Deposit Agreement, to or upon the
written order of the person or persons
designated in such written instructions, such
Deposited Securities, except that the
Depositary may make delivery to such
person or persons at the Corporate Trust
Office of the Depositary of any cash
dividends or distributions with respect to the
 Deposited Securities, or of any proceeds of
sale of any cash dividends, distributions or
rights with respect to the  Deposited
Securities, which may at the time be held by
the Depositary. At the request, risk and
expense of any Holder so surrendering a
Receipt or submitting such written
instructions for delivery, and for the account
of such Holder, provided that payment of
any applicable tax or other governmental
charge shall have been made in accordance
with Section 3.2 of the Deposit Agreement,
the Depositary shall direct the Custodian to
forward any cash or other property (other
than rights) or securities, and forward a
certificate or certificates (if certificated
Shares may be delivered) and other proper
documents of title, if any, for the  Deposited
Securities represented by the  GDSs
evidenced by the Receipt to the Depositary
for delivery at the Corporate Trust Office of
the Depositary. Such direction shall be given
by letter or, at the request, risk and expense
of such Holder, by cable, telex or facsimile
transmission.
      Notwithstanding anything herein to
the contrary, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject
only to (i) temporary delays caused by
closing the transfer books of the Depositary
or the Company or the deposit of Shares in
connection with voting at a shareholders
meeting or the payment of dividends, (ii) the
payment of fees, taxes and similar charges to
the Depositary, and (iii) compliance with
any laws or governmental regulations
relating to  GDRs or to the withdrawal of
Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Holder
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of Global
Depositary Shares as the Receipt or Receipts
surrendered. As a condition precedent to the
execution and delivery, registration,
registration of transfer, split-up, combination
or surrender of any Receipt, the delivery of
any distribution thereon or withdrawal of
any Deposited Securities, the Depositary or
the Custodian may require from the Holder,
the presenter of a Receipt, the Beneficial
Owner, the depositor of Shares or the
presenter of written instructions to adjust the
Depositarys records (i) payment of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any charges of
the Depositary upon delivery of Receipts
against deposits of Shares and upon
withdrawal of  Deposited Securities against
surrender of Receipts set forth in Section
5.10  of the Deposit Agreement; (ii)
compliance with (a) any laws or
governmental regulations relating to
Receipts or GDSs or to the withdrawal of
Deposited Securities and (b) such reasonable
regulations, if any, as the Depositary and the
Company may establish consistent with the
provisions of  the Deposit Agreement; and
(iii) production of proof satisfactory to it as
to the identity and genuineness of any
signature appearing on any form,
certification or other document delivered to
the Depositary in connection with the
Deposit Agreement, including but not
limited to, in the case of Receipts, a
signature guarantee in accordance with
industry practice.
      The delivery of Receipts against
deposits of Shares generally or of particular
Shares may be suspended or withheld, or the
registration of transfer of Receipts in
particular instances may be refused, or the
registration of transfers generally may be
suspended, or the surrender of outstanding
Receipts, or the receipt of written
instructions from any person having a
beneficial interest in any Receipt for the
purpose of withdrawal of  Deposited
Securities may be suspended, during any
period when the transfer books of the
Depositary or the Company (or the Foreign
Registrar as the appointed agent of the
Company for the transfer and registration of
Shares) are closed, or if any such action is
deemed necessary or advisable by the
Company or the Depositary at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of Section 7.8  of the Deposit
Agreement. Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF HOLDERS FOR
TAXES AND OTHER CHARGES.
      If any tax, duty or other
governmental charge shall become payable
by the Custodian or the Depositary with
respect to any Receipt or any Deposited
Securities represented by the GDS
evidenced by such Receipt, such tax or other
governmental charge shall be payable by the
Holder of such Receipt to the Depositary.
The Depositary may refuse to effect any
transfer of such Receipt or to issue any new
Receipt or to permit any deposit or any
withdrawal of Deposited Securities
represented by the GDSs evidenced by such
Receipt until such payment is made, and
may withhold or deduct from any dividends
or other distributions, or may sell for the
account of the Holder thereof any part or all
of the  Deposited Securities represented by
the GDSs evidenced by such Receipt, and
may apply such dividends or other
distributions or the proceeds of any such sale
to pay such tax or other governmental
charge, and the Holder of such Receipt shall
remain liable for any deficiency.
5.	REPRESENTATIONS AND
WARRANTIES OF DEPOSIT,
TRANSFER, SURRENDER AND
WITHDRAWAL OF SHARES
OR RECEIPTS.
      Each person presenting Shares for
deposit under the Deposit Agreement shall
be deemed thereby to represent and warrant
that (i) such Shares and each certificate
therefor, if any, are validly issued and
outstanding, fully paid and nonassessable
and free of any preemptive rights, if any, and
(ii) the person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent that the deposit
of such Shares and the sale of Receipts
evidencing Global Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933. Such representations and warranties
shall survive the deposit and withdrawal of
Shares and the issuance and cancellation of
Receipts or adjustments in the Depositarys
records in respect thereof.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit, any Holder or any Beneficial Owner
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship, residence, taxpayer
status, exchange control approval, payment
of all applicable taxes or other governmental
charges, compliance with all applicable
laws, regulations, and provisions of or
governing  Deposited Securities, the terms
of the Deposit Agreement, and legal or
beneficial ownership of Receipts,  Deposited
Securities and other securities, and the
nature of such interest, to provide
information relating to the registration on
the books of the Company (or the appointed
agent of the Company for the transfer and
registration of Shares) of the Shares
presented for deposit or other information, to
execute such certificates and to make such
representations and warranties as the
Depositary may deem necessary or proper or
as the Company may reasonably require by
written request to the Depositary consistent
with its obligations under the Deposit
Agreement.  The Depositary and the
Registrar, as applicable, may withhold the
delivery or registration of transfer of all or
part of any Receipt, or the delivery of any
dividend or other distribution or of rights or
of the net proceeds of the sale thereof or the
delivery of any Deposited Securities, or may
refuse to adjust its records, until the
foregoing is accomplished to the
Depositarys and the Companys satisfaction.
The Depositary shall, upon the Companys
written request, provide to the Company in a
timely manner copies of any such proofs and
certificates and such written representations
and warranties that it receives.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
out-of-pocket charges and expenses of the
Depositary and the Registrar, co-transfer
agent and co-registrar, and any other agent
of the Depositary appointed under the
Deposit Agreement in accordance with the
written agreements between the Company
and the Depositary from time to time.
Unless otherwise agreed, the Depositary
shall present its statement for such expenses
and fees or charges to the Company once
every three months. The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3  of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers, if any, of Shares generally on the
share register of the Company (or any
appointed agent of the Company for transfer
and registration of Shares which may be the
Foreign Registrar) and accordingly
applicable to transfers of Shares to the name
of the Depositary, a Custodian or their
nominees or the person who makes a
withdrawal, on the making of deposits or
withdrawal pursuant to Section 2.2 or 2.5  of
the Deposit Agreement, (3) such cable,
telex, facsimile transmission and delivery
expenses as are expressly provided in the
Deposit Agreement to be at the expense of
persons depositing Shares or Holders, (4)
such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.5  of the
Deposit Agreement, (5) a fee of $5.00 or less
per 100 Global Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4  of the Deposit Agreement, and
the surrender of Receipts pursuant to Section
2.5 or 6.2  of the Deposit Agreement, (6) a
fee of $.02 or less per Global Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to,
Sections 4.1 through 4.4  of the Deposit
Agreement, (7) such fees and expenses as
are incurred by the Depositary (including,
without limitation, expenses incurred on
behalf of Holders in connection with
compliance with foreign exchange control
regulations) in delivery of  Deposited
Securities, and (8) ) a fee for the distribution
of securities pursuant to Section 4.2  of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of Global Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause (8)
treating all such securities as if they were
Shares), but which securities are instead
distributed by the Depositary to Owners..
      The Depositary, subject to Section
2.9 of the Deposit Agreement, may own and
deal in any class of securities of the
Company and its Affiliates and in Receipts.
      The right of the Depositary to receive
payment of fees, charges and expenses as
provided in Section 5.10 of the Deposit
Agreement shall survive the termination of
the Deposit Agreement and, as to any
Depositary, the resignation or removal of
such Depositary pursuant to Section 5.5  of
the Deposit Agreement.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5  of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the case
may be, (b) at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Global
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      Subject to any limitations set forth in
such Receipt or in the Deposit Agreement,
when properly endorsed or accompanied by
properly executed instruments of transfer
(including signature guarantees in
accordance with standard industry practice),
title to such Receipt (and to the  GDSs
evidenced thereby) shall be transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
the State of New York; provided, however,
that the Company and the Depositary,
notwithstanding any notice to the contrary,
may deem and treat the Holder of a Receipt
as the absolute owner thereof for any
purpose, including but not limited to the
purpose of determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes and neither the Depositary nor the
Company will have an obligation or be
subject to any liability under the Deposit
Agreement to any holder of a Receipt unless
such holder is the Holder thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of anyone who was at the time of
signature a duly authorized signatory of the
Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection during business hours by
Holders at its Corporate Trust Office and at
the principal office of each Custodian copies
of the Deposit Agreement, any notices,
reports or communications, including any
proxy soliciting materials, received from the
Company which are both (a) received by the
Depositary or the Custodian or the nominee
of either, as the holder of the  Deposited
Securities, and (b) made generally available
to the holders of such  Deposited Securities
by the Company. The Depositary shall also
send to Holders at the Companys expense,
copies of such notices, reports and
communications when furnished by the
Company to the Depositary pursuant to
Section 5.7  of the Deposit Agreement. Any
such notices, reports and communications
furnished to the Depositary by the Company
shall be furnished in English.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts, which at all reasonable times shall
be open for inspection by Holders and the
Company, provided that such inspection
shall not be for the purpose of
communicating with Holders in the interest
of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement, the GDSs or the
Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Custodian or the
Depositary receives any cash dividend or
other cash distribution by the Company on
any Deposited Securities, the Depositary
shall, subject to the provisions of Section 4.5
 of the Deposit Agreement, promptly convert
or cause such dividend or distribution to be
converted into dollars and shall promptly
distribute such amount to the Holders
entitled thereto, as of the record date fixed
pursuant to Section 4.6  of the Deposit
Agreement, in proportion to the number of
GDSs representing such  Deposited
Securities held by them respectively, after
deduction or upon payment of the fees and
expenses of the Depositary (and without
liability for interest); provided, however,
that in the event that the Company, the
Custodian or the Depositary shall be
required to withhold and does withhold,
subject to Section 4.10  of the Deposit
Agreement, from any cash dividend or other
cash distribution in respect of any
Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Holder in respect
of GDSs representing such Deposited
Securities shall be reduced accordingly.
      Whenever the Custodian shall
receive any distribution other than cash,
Shares or rights upon any Deposited
Securities, the Depositary shall, after
consultation with the Company, and if
requested by the Depositary, upon receipt of
opinion(s) of United States and Brazilian
counsel, as applicable, satisfactory to the
Depositary that the proposed distribution
does not violate any applicable laws or
regulations, cause the securities or property
so received to be distributed to the Holders
entitled thereto, as of a record date fixed
pursuant to Section 4.6  of the Deposit
Agreement, in proportion to the number of
GDSs representing such  Deposited
Securities held by them respectively, in any
manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution, net of expenses of the
Depositary; provided, however, that, if in the
opinion of the Depositary or its counsel, it
cannot cause such securities or property to
be distributed or such distribution cannot be
made proportionately among the Holders
entitled thereto, or if for any other reason
(including without limitation any
requirement (i) that the Company, the
Depositary or the Custodian withhold an
amount on account of taxes or other
governmental charges or (ii) that such
securities must be registered under the
Securities Act or other law in order to be
distributed to Holders), the Depositary
deems such distribution not to be feasible,
the Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution, which
method shall include but not be limited to
the sale (at public or private sale) of the
securities or property thus received, or any
part thereof, and the distribution of the net
proceeds of any such sale (net of taxes) by
the Depositary to the Holders entitled thereto
as in the case of a distribution received in
cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, after consultation with the
Company, and shall, if the Company shall so
request, distribute to the Holders of
outstanding Receipts entitled thereto, as of
the record date fixed pursuant to Section 4.6
 of the Deposit Agreement, in proportion to
the number of GDSs representing such
Deposited Securities held by them
respectively, additional Receipts for an
aggregate number of GDSs representing the
number of Shares received as such dividend
or free distribution, after deduction or upon
payment of the fees and expenses of the
Depositary; provided, however, that if for
any reason (including any requirement that
the Company or the Depositary withhold an
amount on account of taxes or other
governmental charges or that such Shares
must be registered under the Securities Act
in order to be distributed to Holders of
Receipts) the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method, if any, as the
Depositary may deem necessary and
practicable for the purpose of effecting such
distribution, including the sale (at public or
private sale) of the Shares thus received, or
any part thereof, and the net proceeds of any
such sale shall be distributed by the
Depositary to the Holders entitled thereto as
in the case of a distribution received in cash
pursuant to Section 4.1  of the Deposit
Agreement. In lieu of issuing Receipts for
fractional GDSs in any such case, the
Depositary shall sell the number of Shares
represented by the aggregate of such
fractions and distribute the net proceeds in
dollars, all in the manner and subject to the
conditions described in Section 4.1  of the
Deposit Agreement. If additional Receipts
are not so distributed (except pursuant to the
preceding sentence), each GDS shall
thenceforth also represent its proportionate
interest in the additional Shares distributed
upon the  Deposited Securities represented
thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into dollars distributable to the Holders
entitled thereto and the resulting dollars
transferred to the United States, the
Depositary shall promptly convert or cause
to be converted, by sale or in any other
manner that it may determine, such foreign
currency into dollars, and such dollars (less
any reasonable and customary expenses
incurred by the Depositary in the conversion
of the foreign currency and any expenses
incurred on behalf of the Holders in
complying with currency exchange control
or other governmental requirements) shall be
promptly distributed to the Holders entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
that entitle the holder thereof to such dollars,
then to the holders of such warrants and/or
instruments in accordance with the terms
thereof, in either case without liability for
interest. Such distribution shall be made
upon an averaged or other practicable basis
without regard to any distinctions among
Holders on account of any application of
exchange restrictions or otherwise.
      If such conversion or distribution
generally or with regard to a particular
Holder can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall have
discretion and authority to file such
application for approval or license, if any, as
it may deem desirable. In no event, however,
shall the Depositary be obligated to make
such a filing.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into dollars
distributable to Holders entitled thereto and
transferable to the United States, or if any
approval or license of any government or
authority or agency thereof that is required
for such conversion is denied or in the
opinion of the Depositary is not obtainable
at a reasonable cost, or within a reasonable
period as determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency (without liability for interest
thereon) for the respective accounts of, the
Holders entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some Holders
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in dollars to the extent
permissible to the Holders for whom such
conversion and distribution is practicable
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance (without liability for
interest) for the account of, the Holders for
whom such conversion and distribution is
not practicable.
14.	DISTRIBUTION OF RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary may,
after consultation with the Company, and, if
requested in writing by the Company, shall,
take action, subject to the terms of the
Deposit Agreement, as follows:
      (a)	if at the time of the offering
of any rights, the Depositary determines in
its discretion that it is lawful and feasible to
make such rights available to all Holders, or
certain Holders but not to others, by means
of warrants or otherwise, the Depositary
may, after obtaining opinion(s) of United
States and Brazilian counsel, if requested by
the Depositary, as applicable, reasonably
satisfactory to the Depositary, distribute
warrants or other instruments therefor in
such form as it may determine, to the
Holders entitled thereto, in proportion to the
number of  GDSs representing such
Deposited Securities held by them
respectively, or employ such other method
as it may deem feasible after obtaining
opinion(s) of United States and Brazilian
counsel, as applicable, reasonably
satisfactory to the Depositary in order to
facilitate the exercise, sale or transfer of
rights by such Holders; or
      (b)	if at the time of the offering
of any rights, the Depositary determines in
its discretion that it is not lawful or not
feasible to make such rights available to
certain Holders by means of warrants or
otherwise, or if the rights represented by
such warrants or such other instruments are
not exercised and appear to be about to
lapse, the Depositary, in its discretion may
sell such rights or such warrants or other
instruments at public or private sale, at such
place or places and upon such terms as it
may deem proper, and allocate the proceeds
of such sales for the account of the Holders
otherwise entitled to such rights, warrants or
other instruments upon an averaged or other
practicable basis without regard to any
distinctions among such Holders because of
exchange restrictions or the date of delivery
of any Receipt or Receipts, or otherwise, and
distribute such net proceeds so allocated to
the extent practicable as in the case of a
distribution of cash pursuant to Section 4.1
of the Deposit Agreement.  The Depositary
shall not be responsible for any failure to
determine that it may be lawful or feasible to
make such rights available to Holders in
general or any Holder or Holders in
particular.
      If the Depositary does not receive
such written request from the Company, the
Depositary shall, after consultation with the
Company, and if requested by the
Depositary, after obtaining opinion(s) of
United States and Brazilian counsel, as
applicable, reasonably satisfactory to the
Depositary, have discretion as to the
procedure to be followed (i) in making such
rights available to the Holders, or (ii) in
disposing of such rights on behalf of such
Holders and distributing the net proceeds
available in dollars to such Holders as in the
case of a distribution of cash pursuant to
Section 4.1  of the Deposit Agreement, or
(iii) in allowing such rights to lapse in the
event such rights may not be made available
to Holders or be disposed of and the net
proceeds thereof made available to Holders.
      Notwithstanding anything to the
contrary in Section 4.4  of the Deposit
Agreement, if registration (under the
Securities Act or any other applicable law)
of the rights or the securities to which any
rights relate may be required in order for the
Company to offer such rights or such
securities to Holders and to sell the
securities represented by such rights, the
Depositary will not offer such rights to the
Holders (i) unless and until a registration
statement under the Securities Act covering
such offering is in effect, or (ii) unless the
Company furnishes the Depositary
opinion(s) of counsel for the Company in the
United States and counsel to the Company in
any other applicable country in which rights
would be distributed, satisfactory to the
Depositary or other evidence satisfactory to
the Depositary to the effect that the offering
and sale of such securities to the Holders of
such Receipts are exempt from or do not
require registration under the provisions of
the Securities Act or any other applicable
laws.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charges which the Depositary
is obligated to withhold, the Depositary may
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner, including by public or private sale,
as the Depositary deems necessary and
practicable to pay any such taxes or charges,
the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to Holders entitled
thereto in proportion to the number of
GDSs held by them respectively and the
Depositary shall distribute any unsold
balance of such property in accordance with
the provisions of the Deposit Agreement.
Although Brazilian law contemplates the
issuance of preemptive rights in negotiable
form, a liquid market for preemptive rights
may not exist, and this may adversely affect
(1) the ability of the Depositary to dispose of
such rights or (2) the amount the Depositary
would realize upon disposal of rights.
      References in Section 4.4  of the
Deposit Agreement to Holders are to
Holders as of the record date fixed pursuant
to Section 4.6  of the Deposit Agreement.
15.	RECORD DATES.
      Whenever the Depositary shall
receive notice of a record date by the
Company for the determination of holders of
Deposited Securities entitled to receive any
cash dividend or other cash distribution or
any distribution other than cash, or any
rights to be issued with respect to the
Deposited Securities, or whenever, for any
reason, the Depositary causes a change in
the number of Shares that are represented by
each GDS or whenever the Depositary shall
receive notice of any meeting of holders of
Deposited Securities, or whenever the
Depositary finds it necessary or convenient
in respect of any matter, the Depositary shall
fix a record date which date shall be the
same date, to the extent practicable, as the
record date for the  Deposited Securities (a)
for the determination of the Holders who
shall be (i) entitled to receive such dividend,
distribution or rights, or the net proceeds of
the sale thereof, or (ii) entitled to give
instructions for the exercise of voting rights,
if any, at any such meeting, (b) on or after
which each  GDS will represent the changed
number of Shares or (c) for any other matter.
Subject to the provisions of Sections 4.1
through 4.5 and 5.8 and to the other terms
and conditions  of the Deposit Agreement,
the Holders on such record date shall be
entitled to receive the amount distributable
by the Depositary with respect to such
dividend or other distribution or such rights
or the net proceeds of sale thereof, to give
voting instructions for the  Deposited
Securities, or to exercise the rights of
Holders under the Deposit Agreement with
respect to such changed number of Shares,
represented by each GDS, in proportion to
the number of  GDSs held by them
respectively, or with respect to such other
matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      As soon as practicable after receipt
of notice pursuant to Section 5.7  of the
Deposit Agreement of any meeting at which
the holders of Shares or other Deposited
Securities are entitled to vote, or of
solicitation of consents or proxies from
holders of Shares or other Deposited
Securities, the Depositary shall fix a record
date in respect of such meeting for the
giving of instructions for voting or such
consent or proxy and shall mail to the
Holders of record a notice containing: (a)
information in English included in such
notice of meeting received by the Depositary
from the Company, (b) a statement that the
Holders of record as of the close of business
on a specified record date will be entitled,
subject to the terms of Section 4.7  of the
Deposit Agreement, any applicable
provisions of Brazilian law and of the
Bylaws of the Company (which provisions,
if any, shall be summarized in pertinent
part), to instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the number of  Deposited
Securities represented by their respective
GDSs evidenced by their respective Receipts
and (c) a brief statement as to the manner in
which such instructions may be given. Upon
the written request of a Holder on such
record date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as is practicable and permitted under
applicable law, the Bylaws of the Company,
to vote or cause to be voted the number of
Deposited Securities represented by such
GDSs evidenced by such Receipt in
accordance with the nondiscretionary
instructions set forth in such request.
      Neither the Depositary nor the
Custodian shall, under any circumstances,
exercise any discretion as to voting or vote
or attempt to exercise the right to vote that
attaches to the Shares or other  Deposited
Securities, other than in accordance with
such instructions. If no instructions are
received by the Depositary from any Holder
with respect to any of the  Deposited
Securities represented by the  GDSs
evidenced by such Holders  GDRs on or
before the date established by the Depositary
for such purpose, the Shares or other
Deposited Securities shall not be voted.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal or par
value, split-up, consolidation or any other
reclassification of  Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or the Custodian in
exchange for, or in conversion, replacement
or otherwise in respect of,  Deposited
Securities shall be treated as  Deposited
Securities under the Deposit Agreement, and
the GDSs shall, subject to the terms of the
Deposit Agreement and applicable laws,
including any applicable provisions of the
Securities Act, thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Reeipts are delivered pursuant to the
following sentence. In any such case the
Depositary may with the Companys
approval, and shall at the Companys request,
subject to Section 5.8 and the other terms  of
the Deposit Agreement and if requested by
the Depositary, receipt of an opinion of
Companys counsel satisfactory to the
Depositary that such distributions are not in
violation of any applicable laws or
regulations, execute and deliver additional
Receipts as in the case of a dividend of
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
newly received  Deposited Securities.
      Notwithstanding the foregoing, in the
event that any security or property so
received may not be lawfully distributed to
some or all Holders, the Depositary may,
with the Companys approval, and shall if the
Company requests, subject to receipt of an
opinion of Companys counsel, if requested
by the Depositary, satisfactory to the
Depositary that such action is not in
violation of any applicable laws or
regulations, sell such securities at public or
private sale, at such place or places and upon
such terms as it may deem proper, and may
allocate the net proceeds of such sales for
the account of the Holders otherwise entitled
to such securities upon an averaged or other
practicable basis without regard to any
distinctions among such Holders and
distribute the net proceeds so allocated to the
extent practicable as in the case of a
distribution received in cash pursuant to
Section 4.1  of the Deposit Agreement.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
controlling persons, directors, employees,
agents or Affiliates will be liable to any
Holder or Beneficial Owner if by reason of
any provision of any present or future law or
regulation of the United States, Brazil or any
other country, or of any other governmental
or regulatory authority or stock exchange or
by reason of any provision, present or future,
of the Bylaws of the Company, or by reason
of any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstance
beyond its control, the Depositary or the
Company or any of their respective
controlling persons, directors, employees,
agents, or Affiliates shall be prevented,
delayed or forbidden from, or be subject to
any civil or criminal penalty on account of,
doing or performing any act or thing which
by the terms of the Deposit Agreement or
the  Deposited Securities it is provided shall
be done or performed; nor will the
Depositary or the Company or any of their
respective controlling persons, directors,
employees, agents or Affiliates incur any
liability to any Holder or Beneficial Owner
by reason of any nonperformance or delay,
caused as stated in the preceding clause, in
the performance of any act or thing which by
the terms of the Deposit Agreement or
provisions of or governing  Deposited
Securities it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for under the Deposit
Agreement, the Bylaws of the Company or
provisions of or governing  Deposited
Securities. Where, by the terms of a
distribution pursuant to Section 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4, 4.8 or
5.8  of the Deposit Agreement or in the
Bylaws of the Company, or for any other
reason, such distribution or offering may not
be made available to Holders, or some of
them, and the Depositary may not dispose of
such distribution or offering on behalf of
such Holders and make the net proceeds
available to such Holders, then the
Depositary, after consultation with the
Company, shall not make such distribution
or offering, and shall allow any such rights,
if applicable, to lapse.
      Each of the Company and its agents
assumes no obligation nor shall it be subject
to any liability under the Deposit Agreement
or the Receipts to Holders, Beneficial
Owners or other persons, except to perform
such obligations as are specifically set forth
and undertaken by it to perform in the
Deposit Agreement without negligence and
in good faith.
      Each of the Depositary and its agents
assumes no obligation and shall be subject
to no liability under the Deposit Agreement
or the Receipts to Holders, Beneficial
Owners or other persons, except to perform
such obligations as are specifically set forth
and undertaken by it to perform in the
Deposit Agreement without negligence and
in good faith. The Depositary and the
Company undertake to perform such duties
and only such duties as are specifically set
forth in the Deposit Agreement, and no
implied covenants or obligations shall be
read into the Deposit Agreement against the
Depositary or the Company or their
respective agents. Without limitation of the
preceding, none of the Depositary, its
controlling persons nor its agents or the
Company, its controlling persons or its
agents shall be under any obligation to
appear in, prosecute or defend any action,
suit or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless an indemnity
satisfactory to it in its sole discretion against
all expense (including fees and
disbursements of counsel) and liability shall
be furnished as often as may be required,
and no Custodian shall be under any
obligation whatsoever with respect to such
proceedings, the Custodian being
responsible solely to the Depositary. Neither
the Depositary, its controlling persons, nor
its agents, or the Company, its controlling
persons, nor its agents shall be liable for any
action or inaction by it or them in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Holder or Beneficial
Owner, or any other person believed by it or
them in good faith to be competent to give
such advice or information. Each of the
Depositary, its controlling persons and its
agents and the Company, its controlling
persons and its agents may rely and shall be
protected in acting upon any written notice,
request, direction or other document
believed by it to be genuine and to have
been signed or presented by the proper party
or parties.
      The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with any matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.
      The Depositary and its agents shall
not be liable for any failure to carry out any
instructions to vote any of the  Deposited
Securities, or for the manner in which any
vote is cast or the effect of any vote,
provided that any such action or omission is
in good faith.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the fees and expenses of
counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.
      No disclaimer of liability under the
Securities Act is intended by any provision
of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY,
APPOINTMENT OF SUCESSOR
DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by sixty (60) days written notice
of its election so to do delivered to the
Company, such resignation to take effect
upon the earlier of (i) the appointment of a
successor depositary and its acceptance of
such appointment as hereinafter provided
and (ii) the expiration of sixty (60) days after
delivery to the Company of such notice.
      The Depositary may at any time be
removed by the Company by sixty (60) days
written notice of such removal which shall
become effective upon the earlier of (i) the
60th day after delivery thereof to the
Depositary and (ii) the appointment of a
successor depositary and its acceptance of
such appointment as hereinafter provided.
The Depositary may appoint substitute or
additional custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of the
Holders or Beneficial Owners in any respect
which they may deem necessary or desirable.
Any amendment which shall impose or
increase any fees or charges (other than
taxes and other governmental charges,
registration fees, cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Holders or Beneficial Owners, shall not,
however, become effective as to outstanding
Receipts until the expiration of thirty (30)
days after notice of such amendment shall
have been given to the Holders of
outstanding Receipts.  Every Holder or
Beneficial Owner at the time any
amendment so becomes effective shall be
deemed by continuing to hold such Receipt
or any beneficial interest therein to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby. In no event shall any
amendment impair the right of the Holder of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the written direction of the Company
terminate the Deposit Agreement by mailing
notice of such termination to the Holders of
all Receipts then outstanding at least sixty
(60) days prior to the date fixed in such
notice for such termination. If sixty (60)
days shall have expired after (i) the
Depositary shall have delivered to the
Company a written notice of its election to
resign or (ii) the Company shall have
delivered to the Depositary a written notice
of the removal of the Depositary, provided
that in either case no successor depositary
shall have been appointed and accepted its
appointment as provided in Section 5.5, the
Deposit Agreement shall automatically
terminate on the 60th day after delivery of
such notice. If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Holders thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell property
and rights and convert Deposited Securities
into cash as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property in
exchange for Receipts surrendered to the
Depositary (after deducting or charging, as
the case may be, the fees of the Depositary
and other expenses set forth herein, if any).
At any time after the expiration of six (6)
months from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it under the Deposit
Agreement, unsegregated and without
liability for interest, for the pro rata benefit
of the Holders of Receipts which have not
theretofore been surrendered, such Holders
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash and for its obligations under
Section 5.9 of the Deposit Agreement (after
deducting or charging, as the case may be,
the fees of the Depositary and other
expenses set forth herein, if any). Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.9 and 5.10 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      The Company and the Depositary
may from time to time request Holders,
former Holders, Beneficial Owners or
former Beneficial Owners to provide
information as to the capacity in which they
own or owned Receipts or own or owned
such beneficial interest and regarding the
identity of any other persons then or
previously interested in such Receipts and
the nature of such interest and various other
matters. Each such Holder or Beneficial
Owner agrees to provide any such
information requested by the Company or
the Depositary pursuant to Section 3.4 of the
Deposit Agreement. The Depositary agrees
to use its reasonable efforts to comply, at the
Companys expense, with the reasonable and
practicable written instructions from the
Company requesting that the Depositary
forward any such requests to the Holders or
Beneficial Owners and forward to the
Company any such responses to such
requests received by the Depositary.
24.	OWNERSHIP RESTRICTIONS.
      The Company may restrict transfers
of the Shares where such transfer might
result in ownership of Shares exceeding the
limits under applicable law or the Companys
Bylaws. The Company may also restrict, in
such manner as it deems appropriate,
transfers of the GDSs where such transfer
may result in the total number of Shares
represented by the GDSs beneficially owned
by a single Holder or Beneficial Owner to
exceed the limits under any applicable law
or the Companys Bylaws. The Company
may, in its sole discretion, instruct the
Depositary to take action with respect to the
ownership interest of any Holder or
Beneficial Owner in excess of the limitation
set forth in the preceding sentence, including
but not limited to a mandatory sale or
disposition on behalf of a Holder or
Beneficial Owner of the Shares represented
by the GDSs held by such Holder or
Beneficial Owner in excess of such
limitations, if and to the extent such
disposition is permitted by applicable law.
The Depositary shall, at the sole expense of
the Company, use its reasonable efforts to
comply with the reasonable and practicable
written instructions of the Company as
provided in this Section.
      As of the date hereof, there are no
such limitations affecting ownership of
Shares under applicable laws of Brazil, the
Bylaws of the Company or any provisions of
or governing  Deposited Securities.
25.	COMPLIANCE WITH
INFORMATION
REQUESTS.
      Notwithstanding any other provision
of this Deposit Agreement, each Holder
agrees to comply with requests from the
Company pursuant to Brazilian law, the
rules of the Brazilian Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply, at the Companys expense, with reasonable and practicable written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

(..continued)



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